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                                                                     EXHIBIT 3.2
                              AMENDED AND RESTATED

                              AS OF APRIL 16, 1997

                                    BY-LAWS
                                       OF
                                 FILETEK, INC.

                                   ARTICLE I


                                    OFFICES


     Section 1. Registered Office. The registered office of FILETEK, INC. (hereinafter called the "Corporation") shall be at 100 West Tenth Street, Wilmington, Delaware 19801.

     Section 2. Other Offices. The Corporation also may have offices at such other place or places within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as may from time to time be fixed in the respective notices or waivers of notices thereof.

     Section 2. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined by the Chief Executive Officer, President or the Board of Directors and stated in the notice of the meeting. Written notice of an annual meeting shall state the place, date and hour of the meeting and shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the





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date of the meeting.  Nothing in this Section 2 shall in any way limit the stockholders from calling a Special Meeting at any time pursuant to Section 3 of this Article II.

     Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer, President and shall be called by the Chief Executive Officer, President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders holding of record a majority in amount of the entire capital stock of the Corporation issued and outstanding
and entitled to vote    Such request shall state the purpose or purposes for
which the meeting is called and shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 4.       Notice of Meetings.   Except as otherwise provided by
statute, notice stating the place, day and hour of each meeting of the stockholders, whether annual or special, shall be delivered not less than ten
(10) nor more than sixty (60) days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting, by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage pre-paid envelope addressed to him at his post-office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished his post-office address to the Secretary of the Corporation, to his address last known to the Secretary of the Corporation, or in the absence of knowledge on the part of the Secretary of any post-office address of such stockholder, then to the registered office of the Corporation in the State of Delaware. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required.

     Section 5. Notice Not Required. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy





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without objecting thereto, and if any stockholder shall, in person or by attorney thereunto authorized, in writing or by telegraph, telecopier, wireless, cable or telex, waive notice of any meeting, whether before or after such meeting shall be held, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given, except when expressly required by law.

     Section 6. Quorum; Presiding Officer. At each meeting of the stockholders, the holders of a majority of each class of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business of the Corporation. In the absence of a quorum, or if none of the holders of the respective class of issued and outstanding stock of the Corporation entitled to vote be present, any officer entitled to preside or act as secretary at such meeting, shall have the power to adjourn the meeting, from time to time, until the requisite number of stockholders of each class shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at
the meeting as originally called.   All meetings of the stockholders shall be
presided over by such officer or officers as appointed by the Board of Directors.

     Section 7.    Voting.   At each meeting of the stockholders, every
stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to one vote within his class or classes in person or by proxy (executed in writing by the stockholder or by his duly authorized attorney in fact) for each share in such class or classes of stock of the Corporation registered in his name on the books of the Corporation on the date fixed pursuant to Section 3 of Article VI of these By-Laws as the record date for the determination of the stockholders entitled to vote at such meeting. Shares of its own capital stock belonging to the Corporation shall not be voted upon
directly or indirectly.   At all meetings of the stockholders, all matters
(except as otherwise provided in the Corporation's Certificate of Incorporation, these Bylaws, any agreement between or among the Corporation's stockholders or by statute) to be decided by the stockholders or each respective class thereof shall be decided by a majority of the votes cast by the holders of the stock, or each class of stock respectively, present in person or by proxy and entitled to vote





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thereat, a quorum being present.   Unless demanded by a stockholder present in
person or by proxy at any meeting and entitled to vote thereat, the vote on any question need not be by ballot.

     Section 8. Action by Consent. Whenever the vote of any class or all of the stockholders at a meeting is required or permitted to be taken for or in connection with any corporate action, in lieu of holding a stockholders' meeting, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the actions so taken, shall be signed by the holders of outstanding stock or class of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote
thereon were present and voted.   Such written consent may be given by any
person holding a power of attorney for any stockholder.


                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or these By-Laws or any agreement between or among the Corporation and its stockholders, directed or required to be exercised and done by the stockholders.

     Section 2. Number and Term of Office. The number of directors which shall constitute the whole Board shall not be less than two (2) nor more than five (5) as determined by resolution of the Board of Directors from time to
time.  Directors need not be stockholders.   Directors shall be elected by the
stockholders; however, except in the case where a director has been removed from office by the stockholders as provided for in Section 10 of this Article III, vacancies on the Board may be filled by a majority of the directors then in office, as provided in Section 223 of the General Corporation Law of the State of Delaware and Section 11 of this Article III. Each director shall hold office until the annual meeting of the stockholders next following his election





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and until his successor shall have been elected and shall qualify, or until his death, or until he shall resign, or until he shall have been removed in the manner provided in these By-Laws.

     Section 3. Quorum and Manner of Acting. Except as otherwise provided by statute or by these By-Laws, a majority of the directors in office shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present. No notice other than announcement at the meeting of any adjourned meeting need be given.

     Section 4.   Place of Meetings, etc.   The Board of Directors may hold its
meetings, have one or more offices, and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board from time to time may determine.

     Section 5. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which otherwise would be held on that day shall be held at said place at the same hour on the
next succeeding day not a legal holiday.   Notice of regular meetings need not
be given.

     Section 7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer, President or a majority of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or





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usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, telex or cable, or be delivered personally by telephone, not later than one day before the day upon which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegraph, cable or wireless, whether before or after such meeting shall be held, or if he shall be present at such meeting without objecting thereto; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors of the Corporation then in
office shall be present thereat.   All meetings of the Board of Directors shall
be presided over by the Chief Executive Officer, President, or such other person as may be designated, from time to time, by the Board of Directors.

     Section 8. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the members of the Board and filed with the minutes of proceedings of the Board.

     Section 9. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     Section 10. Removal of Directors. Any director may be removed, either with or without cause, at any time, but such removal shall require the affirmative vote of the holders of a majority of all of the shares of the class of stock by whom he was elected, and the election of a director to fill the unexpired portion of the term of any director so removed shall require a vote of at least a majority of the outstanding shares of such class of stock of the Corporation.





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     Section 11.   Vacancies.  Except as otherwise provided by statute or by
these By-Laws, any vacancy in the Board of Directors caused by death, resignation, disqualification, or any other cause other than removal of stockholders, may be filled either by a majority vote of the remaining directors, though less than a quorum, or by the stockholders of the Corporation entitled to vote, by class or otherwise, thereon at the next annual meeting or at any special meeting called for the purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of the class of stockholders entitled to vote thereon called for that purpose.

     Section 12. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 13. Directors' Committees. The Board of Directors may, by resolution adopted by a majority of the directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution and permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such a committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.





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                                   ARTICLE IV

                                    OFFICERS

     Section 1. Number. The officers of the Corporation shall be a Chief Executive Officer, President, a Vice President, a Secretary, a Treasurer and such other officers as may be appointed by the Board of Directors. Any number of offices may be held by the same person.

     Section 2. Election and Term of Office. The officers shall be elected annually by the Board of Directors, and, except in the case of officers appointed in accordance with the provisions of Section 9 of this Article, each shall hold office until his successor shall have been duly elected and qualified or until his death, or until he shall resign by written notice to the Corporation, or until he shall have been removed in the manner hereinafter provided. A vacancy in any office because of death, resignation, removal or for any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office.

     Section 3. Removal. Any officer may be removed with or without cause by the vote of a majority of the Board of Directors at a regular meeting or a special meeting called for that purpose whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The purpose shall be stated in a notice or waiver of notice of such meeting unless all the directors of the Corporation shall be present thereat.

     Section 4.   Chief Executive Officer.   The Chief Executive Officer shall
plan, develop, and establish policies and objectives of the Corporation in accordance with board directives and corporation charter. He shall plan business objectives and develop organizational policies to coordinate functions and operations between departments. He shall establish responsibilities and procedures for attaining objectives and review activity reports and financial statements to determine progress in attaining objectives. He shall preside at all meetings of the Board of





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Directors and at all meetings of the stockholders.  He shall execute bonds, mortgages, leases, contracts, share certificates, and other documents requiring the seal of the Corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     Section 5. President. The President shall have direct charge of the management of the business operations of the Corporation, subject to general control of the Chief Executive Officer and the Board of Directors, and in the absence of the Chief Executive Officer, shall preside at all meetings of the Board of Directors and at all meetings of the stockholders except as otherwise provided by these By-Laws. He shall execute bonds, mortgages, leases, contracts, share certificates, and other documents requiring the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     Section 6. Vice President. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He shall also perform whatever duties and have whatever power the Board of Directors from time to time may assign to him.

     Section 7.  Secretary.   The Secretary shall attend all meetings of the
Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Board of Directors and the stockholders in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer, or President, under whose
supervision he shall be.   He shall have custody of the corporate seal of the
Corporation and he shall have authority to affix the same to any instrument
requiring it and, when so affixed, it may be attested by his signature.   The
Board of





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Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 8. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties, in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall keep and disburse the monies of the Corporation, as directed by the Board of Directors; shall keep correct books of account; shall render to the Chief Executive Officer, President and to the Board of Directors at the regular meetings thereof, or whenever requested by them, reports of financial transactions by him and of the financial condition of the Corporation; and, in general, shall perform all duties incident to the office of Treasurer.

     Section 9. Other Officers. The Corporation may have such other officers and agents as may be deemed necessary by the Board of Directors, who shall be appointed in such manner, have such duties, and hold their offices for such terms as may be determined by resolution of the Board of Directors.

     Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE V

                             CONTRACTS AND ACCOUNTS

     Section 1. Contracts, Checks, Notes, Bank Accounts, etc. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money, shall be signed by the Chief Executive, the President, the Treasurer or such officer or officers or employee or employees as the Board of Directors may from time to time designate. The Chief Executive Officer, President, or any other officer, agent, or employee so authorized by the Board of Directors, may enter into any contract or execute and





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deliver any contract or other instrument in the name and on behalf of the
Corporation, and such authority may be general or confined to specific
instances.   Unless authorized so to do by these By-Laws or by the Board of
Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or in any amount.

     Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation as the Board of Directors, the Chief Executive Officer, the President or the Treasurer shall direct, in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit, and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money that are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

     Section 3. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.


                                   ARTICLE VI

                                 CAPITAL STOCK

     Section 1.   Certificates of Stock.   Every stockholder shall be entitled
to have a certificate signed by, or in the name of the Corporation by (i) the Chief Executive Officer or the President and (ii) the Secretary or the Assistant Secretary of the Corporation, certifying the number of





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shares of stock of the Corporation owned by him.  The certificate shall be sealed with the seal of the Corporation, or a facsimile thereof. No certificate shall be issued for any share until such share is fully paid. Each certificate representing shares shall state that the Corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the par value of each share represented by such certificate or a statement that the shares are without par value, the class and type of shares represented by such certificate, and shall contain such legend or legends restricting the transfer or otherwise as the Corporation shall deem appropriate. Until such time as the Corporation registers its stock under the Securities Act of 1933, as amended, each stock certificate issued by or on behalf of the Corporation shall have written, stamped, printed, or otherwise affixed on the face or back thereof a legend, stating in substance:

     The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if any exemption from registration is available. The shares represented by this Certificate may not be transferred unless the holder hereof shall have complied with all provisions of the Certificate of Incorporation and any applicable agreement with the Corporation and/or stockholders of the Corporation affecting the sale thereof.

     Section 2.   Transfers of Capital Stock.   Stock certificates shall be
transferable on the stock books of the Corporation in person or by attorney, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered
and canceled.   No transfer of shares of the capital stock of the Corporation shall be effective until such transfer is recorded on the stock transfer books of the Corporation. Until a transfer of shares of the capital stock of the Corporation is recorded on the stock transfer books of the Corporation, the record owner of such shares shall have the sole and exclusive right to vote such shares upon all matters regarding which such shares are entitled to vote, in accordance with the provisions of Article II.

     Section 3. Closing of Transfer Books. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of a dividend, or in order to make a determination of stockholders for any proper purpose, the





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Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of stockholders, such date in any case to be not more than sixty (60) days, and in case of a meeting of stockholders not less than ten (10) days prior to the date upon which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders, the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividends is adopted, as the case may be, shall be the record date for such determination of stockholders.

     Section 4. Lost, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates heretofore issued by the Corporation alleged to have been lost, destroyed or mutilated upon the making of an affidavit of that fact by the person claiming the certificates for shares to be lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require, or to give the Corporation a bond in such sums as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


                                  ARTICLE VII

                                   DIVIDENDS

     Section 1. Payment of Dividends. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its shares pursuant to law and subject to the provisions of its Certificate of Incorporation and By-Laws.





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     Section 2.   Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for preparing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE VIII

                                      SEAL

     The Board of Directors shall provide a corporate seal, which shall be in form of a circle and shall have inscribed thereon the name of the Corporation, the years of its organization, and the state of its incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE IX

                                  FISCAL YEAR

     The fiscal year of the Corporation shall be as determined by the Board of Directors.


                                   ARTICLE X

                                INDEMNIFICATION

     Section 1.   Directors and Officers.   The Corporation shall indemnify its
directors and officers to the fullest extent permitted by the Certificate of Incorporation and the Delaware General Corporation Law, as the same exists or may hereafter be amended.





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                                   ARTICLE XI

                                   AMENDMENTS

     These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be made, at any meeting of the Board of Directors, by vote of a majority of the Board of Directors, provided, however, that the proposed action in respect thereof shall be stated in the notice of waiver of notice of such meeting or that all of the directors of the Corporation shall be present at such meeting; and provided further, that the power of the Board of Directors to make, alter, amend or repeal the By-Laws shall be subject to the reserved power of the stockholders to make, alter, amend or repeal the By-Laws.





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